AMC NETWORKS INC. REPORTS SECOND QUARTER 2023 RESULTS
New York, NY – August 4, 2023: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the second quarter ended June 30, 2023.
Chief Executive Officer Kristin Dolan said: "Six months into my tenure as CEO, I am impressed with our team’s ability to do what this company has always done best: produce high-quality content and make it available to viewers across an expanding array of platforms. We accomplish this through a measured, opportunistic and disciplined strategy that drives free cash flow. Even during a period of industry-wide uncertainty and change, we are seeing the benefits of our strategy play out in our financial results, which for the second quarter include year-over-year increases in free cash, streaming subscribers, and streaming revenue, as well as healthy margins. It’s clear we have the programming, the platforms and the partners necessary to continue to operate a very profitable business that delivers long-term shareholder value."
Operational Highlights:
•Premiered The Walking Dead: Dead City, the #1 season premiere in the history of AMC+ in terms of viewership across all new and returning series. Linear viewership for the first episode attracted a total premiere audience of 2 million viewers.
•Announced upcoming September 10 premiere of The Walking Dead: Daryl Dixon, which is set in France.
•Completed production of The Walking Dead: The Ones Who Live, which is focused on the iconic Rick and Michonne characters, and is slated to premiere in 2024.
•AMC, BBC AMERICA, IFC, Sundance TV, and WE tv launched on Comcast's NOW TV, a new and innovative streaming offering that includes 40+ live channels and 20+ integrated FAST channels.
•Launched AMC+ on Charter, making our streaming service available to Spectrum TV customers through the set-top box.
•Negotiated the early return of rights for acclaimed and popular AMC Networks library titles including Fear the Walking Dead, Killing Eve, Brockmire, The Terror, The Son, Preacher, Lodge 49 and others. Began exclusively streaming the first seven seasons of Fear the Walking Dead on AMC+ in July.
Financial Highlights – Second Quarter Ended June 30, 2023:
•Net revenues decreased 8% from the prior year to $679 million, largely driven by lower advertising revenues, domestic affiliate revenues and 25/7 Media production services revenues, partly offset by streaming revenue growth of 13%.
•Operating income decreased 31% from the prior year to $106 million; Adjusted Operating Income(1) decreased 10% to $177 million, representing a margin of 26% consistent with the prior year period. Adjusted Operating Income benefited from continued cost management measures, including marketing efficiencies.
•Diluted EPS of $1.60; Adjusted EPS(1) of $2.02.
•Net cash provided by operating activities of $158 million; Free Cash Flow(1) of $148 million reflected the benefit of the acceleration of certain cash payments associated with a legacy content licensing agreement.

Dollars in thousands, except per share amounts	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Net Revenues	$678,628	$738,025	(8.0)%	$1,396,075	$1,450,182	(3.7)%
Operating Income	$105,701	$153,203	(31.0)%	$279,005	$327,880	(14.9)%
Adjusted Operating Income	$176,777	$195,542	(9.6)%	$392,540	$406,726	(3.5)%

Diluted Earnings Per Share	$1.60	$1.91	(16.2)%	$3.97	$4.29	(7.5)%
Adjusted Earnings Per Share	$2.02	$2.06	(1.9)%	$4.64	$4.60	0.9%

Net cash provided by operating activities	$157,566	$40,729	286.9%	$25,047	$17,174	45.8%
Free Cash Flow	$147,614	$30,703	380.8%	$3,597	$(4,380)	182.1%
(1) See page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results:
(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Net Revenues:
Domestic Operations	$581,819	$621,102	(6.3)%	$1,193,673	$1,226,645	(2.7)%
International and Other	99,304	125,771	(21.0)%	207,376	235,622	(12.0)%
Inter-segment Eliminations	(2,495)	(8,848)	71.8%	(4,974)	(12,085)	58.8%
Total Net Revenues	$678,628	$738,025	(8.0)%	$1,396,075	$1,450,182	(3.7)%

Operating Income (Loss):
Domestic Operations	$162,530	$188,812	(13.9)%	$362,018	$387,334	(6.5)%
International and Other	(11,705)	14,087	(183.1)%	2,437	31,442	(92.2)%
Corporate / Inter-segment Eliminations	(45,124)	(49,696)	9.2%	(85,450)	(90,896)	6.0%
Total Operating Income	$105,701	$153,203	(31.0)%	$279,005	$327,880	(14.9)%

Adjusted Operating Income (Loss):
Domestic Operations	$184,806	$209,489	(11.8)%	$404,194	$428,708	(5.7)%
International and Other	19,186	19,187	0.0%	40,323	42,199	(4.4)%
Corporate / Inter-segment Eliminations	(27,215)	(33,134)	17.9%	(51,977)	(64,181)	19.0%
Total Adjusted Operating Income	$176,777	$195,542	(9.6)%	$392,540	$406,726	(3.5)%

Domestic Operations
Second Quarter Results:
•Domestic Operations revenues decreased 6% from the prior year to $582 million.
◦Distribution and other revenues decreased 1% to $415 million.
▪Content licensing revenues increased 12% to $81 million due to the timing and availability of deliveries in the period, including the acceleration of revenue associated with a legacy content licensing agreement.
▪Subscription revenues decreased 4% to $334 million due to declines in the linear subscriber universe, partially offset by streaming revenue growth.
•Streaming revenues increased 13% to $137 million, primarily driven by year-over-year streaming subscriber growth and 2022 price increases.
◦Streaming subscribers increased 6% to 11.0 million as compared to 10.3 million subscribers in the prior year period. As compared to 1Q'23 subscribers of 11.2 million, second quarter subscribers sequentially decreased 2%, reflecting our continued focus on higher value subscribers and promotional roll-off.
◦In the second quarter, we updated our subscriber definition to no longer include estimated subscriber conversions. This definitional change resulted in the removal of approximately 300 thousand subscribers from our quarter end subscriber count. Subscribers and growth rates mentioned in this release reflect our updated definition.
•Affiliate revenue decreased 12.7% due to basic subscriber declines and a 3% impact of a strategic non-renewal that occurred at the end of 2022, partially offset by contractual rate increases.
◦Advertising revenues decreased 17% to $167 million due to anticipated linear ratings declines, softness in the ad market and fewer original programming episodes within the quarter, partly offset by digital and advanced advertising revenue growth.
•Operating income decreased 14% to $163 million.
•Adjusted Operating Income decreased 12% to $185 million, with a margin of 32%. The decrease in Adjusted Operating Income was primarily attributable to a decrease in advertising and affiliate revenues, partly offset by increased streaming revenues and continued cost management measures, including marketing efficiencies.

International and Other
Second Quarter Results:
•International and Other revenues decreased 21% from the prior year to $99 million.
◦Distribution and other revenues decreased 24% to $79 million, primarily due to decreased production volume at 25/7 Media.
◦Subscription revenues increased 1% to $57 million, primarily due to the favorable impact of foreign currency translation at AMCNI.
◦Content licensing and other revenues decreased 54% to $22 million due to a reduction in the volume of productions at 25/7 Media driven by reduced demand for new content and series cancellations from third parties.
◦Advertising revenues decreased 6% to $20 million, primarily due to the wind-down of two channels in 2022 and marketplace declines in the U.K.
•Operating loss of $12 million was largely attributable to a $25 million impairment charge related to 25/7 Media.
•Adjusted Operating Income of $19 million was consistent with the prior year as decreased revenues were offset by decreased technical and operating expenses.

Other Matters

Impairment and other charges
During the second quarter of 2023, given the impact of market challenges at 25/7 Media, specifically as it relates to reduced demand for new content and series cancellations from third parties, the Company revised its outlook for the 25/7 Media business, resulting in lower expected future cash flows. As a result, the Company determined that sufficient indicators of potential impairment of long-lived assets and goodwill existed at 25/7 Media and an impairment charge of $24.9 million was recorded.

Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the quarter ended June 30, 2023, the Company did not repurchase any shares. As of June 30, 2023, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of July 28, 2023, the Company had 32,020,270 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-Q for the period ended June 30, 2023, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 8-9 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 11 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see page 12-13 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its second quarter 2023 results. To listen to the call, please visit investors.amcnetworks.com.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is a global entertainment company known for its popular and critically acclaimed content. Its brands include targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and the anime-focused HIDIVE streaming service, in addition to AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, IFC Films and RLJE Films. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind some of the biggest titles and brands known to a global audience, including The Walking Dead, the Anne Rice catalog and the Agatha Christie library. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues, net	$678,628	$738,025	$1,396,075	$1,450,182
Operating expenses:
Technical and operating (excluding depreciation and amortization)	321,961	325,772	648,690	610,009
Selling, general and administrative	194,298	231,819	379,904	462,472
Depreciation and amortization	25,745	27,231	51,620	49,821
Impairment and other charges	24,882	—	24,882	—
Restructuring and other related charges	6,041	—	11,974	—
Total operating expenses	572,927	584,822	1,117,070	1,122,302
Operating income	105,701	153,203	279,005	327,880
Other income (expense):
Interest expense	(38,930)	(31,980)	(76,547)	(62,777)
Interest income	7,342	2,467	15,258	4,927
Miscellaneous, net	10,140	(742)	14,729	5,086
Total other expense	(21,448)	(30,255)	(46,560)	(52,764)
Income from operations before income taxes	84,253	122,948	232,445	275,116
Income tax expense	(22,155)	(33,028)	(59,054)	(74,662)
Net income including noncontrolling interests	62,098	89,920	173,391	200,454
Net (income) loss attributable to noncontrolling interests	8,141	(6,491)	458	(12,837)
Net income attributable to AMC Networks’ stockholders	$70,239	$83,429	$173,849	$187,617

Net income per share attributable to AMC Networks’ stockholders:
Basic	$1.60	$1.93	$3.98	$4.36
Diluted	$1.60	$1.91	$3.97	$4.29

Weighted average common shares:
Basic	43,842	43,192	43,702	42,987
Diluted	43,900	43,679	43,835	43,697

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30, 2023
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$162,530	$(11,705)	$(45,124)	$105,701
Share-based compensation expenses	2,192	846	4,610	7,648
Depreciation and amortization	11,663	4,902	9,180	25,745
Restructuring and other related charges	3,905	261	1,875	6,041
Impairment and other charges	—	24,882	—	24,882
Cloud computing amortization	5	—	2,244	2,249
Majority owned equity investees AOI	4,511	—	—	4,511
Adjusted operating income (loss)	$184,806	$19,186	$(27,215)	$176,777

	Three Months Ended June 30, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$188,812	$14,087	$(49,696)	$153,203
Share-based compensation expenses	3,172	467	5,044	8,683
Depreciation and amortization	13,439	4,633	9,159	27,231
Cloud computing amortization	5	—	2,359	2,364
Majority owned equity investees AOI	4,061	—	—	4,061
Adjusted operating income (loss)	$209,489	$19,187	$(33,134)	$195,542

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30, 2023
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$362,018	$2,437	$(85,450)	$279,005
Share-based compensation expenses	6,639	1,685	4,969	13,293
Depreciation and amortization	23,517	9,673	18,430	51,620
Restructuring and other related charges	4,723	1,646	5,605	11,974
Impairment and other charges	—	24,882	—	24,882
Cloud computing amortization	10	—	4,469	4,479
Majority owned equity investees AOI	7,287	—	—	7,287
Adjusted operating income (loss)	$404,194	$40,323	$(51,977)	$392,540

	Six Months Ended June 30, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$387,334	$31,442	$(90,896)	$327,880
Share-based compensation expenses	6,845	1,221	8,746	16,812
Depreciation and amortization	25,575	9,536	14,710	49,821
Cloud computing amortization	12	—	3,259	3,271
Majority owned equity investees AOI	8,942	—	—	8,942
Adjusted operating income (loss)	$428,708	$42,199	$(64,181)	$406,726

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Capitalization	June 30, 2023
Cash and cash equivalents	$893,370

Credit facility debt (a)	$624,375
Senior notes (a)	2,200,000
Total debt	$2,824,375

Net debt	$1,931,005

Finance leases	21,256
Net debt and finance leases	$1,952,261

	Twelve Months Ended June 30, 2023
Operating Income (GAAP)	$38,041
Share-based compensation expense	26,467
Depreciation and amortization	109,026
Restructuring and other related charges	460,940
Impairment and other charges	65,599
Cloud computing amortization	8,550
Majority owned equity investees	15,593
Adjusted Operating Income (Non-GAAP)	$724,216

Leverage ratio (b)	2.7	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended June 30, 2023. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Free Cash Flow (1) (2)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$157,566	$40,729	$25,047	$17,174
Less: capital expenditures	(9,952)	(10,026)	(21,450)	(21,554)
Free Cash Flow	$147,614	$30,703	$3,597	$(4,380)

Supplemental Cash Flow Information	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Restructuring initiatives (3)	$(31,620)	$—	$(88,506)	$—
Distributions to noncontrolling interests	(15,585)	(23,574)	(27,087)	(25,139)
(1) Beginning with the first quarter of 2023, we adjusted our free cash flow definition to exclude distributions to non-controlling interests which are discretionary in nature. Prior period amounts have been adjusted to conform to the current period presentation.
(2) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements, and programming write-offs) that affect period-to-period comparability.
(3) Restructuring initiatives includes cash payments of $11.2 million and $52.2 million for content impairments and other exit costs for the three and six months ended June 30, 2023, respectively, and $20.4 million and $36.3 million for severance and employee-related costs, for the three and six months ended June 30, 2023, respectively.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share
	Three Months Ended June 30, 2023
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$84,253	$(22,155)	$8,141	$70,239	$1.60
Adjustments:
Amortization of acquisition-related intangible assets	10,469	(2,104)	(1,704)	6,661	0.15
Restructuring and other related charges	6,041	(1,433)	(90)	4,518	0.11
Impairment and other charges	24,882	(2,175)	(15,949)	6,758	0.15
Impact of debt modification	605	(147)	—	458	0.01
Adjusted Results (Non-GAAP)	$126,250	$(28,014)	$(9,602)	$88,634	$2.02

	Three Months Ended June 30, 2022
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$122,948	$(33,028)	$(6,491)	$83,429	$1.91
Adjustments:
Amortization of acquisition-related intangible assets	10,396	(2,059)	(1,680)	6,657	0.15
Restructuring and other related charges	—	—	—	—	—
Impairment and other charges	—	—	—	—	—
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$133,344	$(35,087)	$(8,171)	$90,086	$2.06

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share
	Six Months Ended June 30, 2023
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$232,445	$(59,054)	$458	$173,849	$3.97
Adjustments:
Amortization of acquisition-related intangible assets	20,887	(4,175)	(3,409)	13,303	0.30
Restructuring and other related charges	11,974	(2,777)	(204)	8,993	0.21
Impairment and other charges	24,882	(2,175)	(15,949)	6,758	0.15
Impact of debt modification	605	(147)	—	458	0.01
Adjusted Results (Non-GAAP)	$290,793	$(68,328)	$(19,104)	$203,361	$4.64

	Six Months Ended June 30, 2022
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$275,116	$(74,662)	$(12,837)	$187,617	$4.29
Adjustments:
Amortization of acquisition-related intangible assets	20,960	(4,146)	(3,360)	13,454	0.31
Restructuring and other related charges	—	—	—	—	—
Impairment and other charges	—	—	—	—	—
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$296,076	$(78,808)	$(16,197)	$201,071	$4.60